Exhibit 10.1
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of November 23, 2015, is between Farmer Bros. Co. (the “Company”) and Mark J. Nelson (“Nelson”);
WHEREAS, the Company and Nelson are parties to that certain Employment Agreement dated as of April 1, 2013 as amended by that certain Amendment No. 1 to Employment Agreement dated as of January 1, 2014 (collectively, the “Employment Agreement”);
WHEREAS, on November 30, 2015, Nelson will terminate employment with the Company;
WHEREAS, Nelson and the Company are party to a certain Retention Bonus Agreement dated as of February 10, 2015 (the “Retention Agreement”), pursuant to which Nelson is entitled to payment of a certain bonus (the “Retention Bonus”) amount subject to, among other things, his continued employment through December 15, 2015 and execution and delivery by Nelson of a general release;
WHEREAS, pursuant to the terms of the Retention Agreement, the final date of employment can be advanced to a date earlier than December 15, 2015, and Nelson and the Company desire to cause that date to be advanced to November 30, 2015; and
WHEREAS, the Company and Nelson desire to amend the Employment Agreement under the terms and conditions set forth herein;
NOW, THEREFORE, it is hereby agreed as follows:
1.Separation. For purposes of the Employment Agreement, Nelson’s termination of employment, which shall be effective November 30, 2015, shall be deemed to be a termination without Cause pursuant to Section 8 of the Employment Agreement, which shall make him eligible for the compensation and other benefits set forth in Section 8.
2.    Additional Monthly Severance Pay. In order to increase Nelson’s severance pay from 12 months to 13 months, and as additional consideration for the release attached hereto as Exhibit A (the “Release”), Section 8B(i) of the Employment Agreement is amended effective November 1, 2015, to read as follows:
“(i) base salary continuation at the rate in effect on the date of termination for a period of thirteen (13) months;”

3.    Additional Lump-Sum Severance. In order to provide for the payment of Nelson’s retention bonus under his Retention Bonus Agreement dated February 10, 2015, Section 8B of the Employment Agreement is amended effective November 1, 2015, to add the following subsection:
“(iv) additional severance in the form of a lump-sum payment of $416,000, in full satisfaction of any and all rights that Nelson may have under his Retention Bonus Agreement dated February 10, 2015.”

4.    Code Section 409A. The penultimate sentence of Section 12J(ii), which relates to the six-month delay under Internal Revenue Codes Section 409A in certain payments to specified employees, is amended effective November 1, 2015, to read as follows:
“Nelson’s right to receive each salary, bonus or other payment pursuant to Section 8 shall be treated as a right to receive a separate and distinct payment, and his right to receive each installment of severance pay under Section 8B(i) shall be treated as a series of separate and distinct payments.”
5.    Release. Payment of the severance benefits and compensation under Section 8 of the Employment Agreement shall be contingent upon Nelson’s timely execution and delivery to the Company of the Release attached hereto, which replaces the form of release attached to the Employment Agreement prior to this Amendment.
6.    Miscellaneous.
(a)    All capitalized terms shall have the meaning set forth in the Employment Agreement unless otherwise indicated.
(b)    This Amendment may be executed in multiple counterparts, any of which may bear the signature of only one of the two parties, and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(c)    This Amendment and the performance hereof shall be construed and governed in accordance with the laws of the State of California.
(d)    Except as specifically amended or modified by this Amendment, the Employment Agreement shall remain in full force and effect according to its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Employment Agreement as of the date and year first above written.

The Company FARMER BROS. CO. By:/s/Michael H. Keown Name: Michael H. Keown Its: President and Chief Executive Officer Dated:11/22/2015	Nelson MARK J. NELSON /s/ Mark J. Nelson Dated: 11/23/2015

EXHIBIT A
RELEASE AGREEMENT

I understand that my position with Farmer Bros. Co. (the “Company”) terminated effective November 30, 2015 (the “Separation Date”). The Company has agreed that if I choose to sign this Release Agreement, the Company will pay me severance benefits (minus the standard withholdings and deductions) pursuant to the terms of my Employment Agreement with the Company entered into as of April 1, 2013, and as amended through November 1, 2015 (the “Employment Agreement”). I understand that I am not entitled to any of the severance compensation and benefits under my Employment Agreement unless I sign this Release Agreement. I understand that in addition to this severance, the Company will pay me all of my accrued salary and paid days off, to which I am entitled by law regardless of whether I sign this release.

I acknowledge and agree that I am bound by the provisions of Sections 10A and 10B of my Employment Agreement. In consideration for the compensation and benefits under my Employment Agreement, I hereby release the Company and its current and former officers, directors, agents, attorneys, employees, stockholders, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to the date I sign this Agreement. This general release includes, but is not limited to: all federal and state statutory and common law claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of compensation. This release is not intended to release any claims I have or may have against any of the released parties for (a) indemnification as a director, officer, agent or employee under applicable law, charter document or agreement, (b) severance and other termination benefits specifically provided for in my Employment Agreement which constitutes a part of the consideration for this release, (c) health or other insurance benefits based on claims already submitted or which are covered claims properly submitted in the future, (d) vested rights under pension, retirement or other benefit plans, or (e) in respect of events, acts or omissions occurring after the date of this Release Agreement. In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Agreement; (b) I should consult with an attorney prior to executing this release; (c) I have at least twenty-one (21) days within which to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release to revoke the Release Agreement; and (e) this Release Agreement will not be effective until the eighth day after this Release Agreement has been signed both by me and by the Company (the “Effective Date”).

I understand that the $416,000 lump-sum payment under Section 8B(iv) of my Employment Agreement will be made to me as soon as practicable on or after the Effective Date but in no event later than December 31, 2015. I agree that this payment is in full and complete satisfaction of any and all rights that I may have under my Retention Bonus Agreement dated February 10, 2015. I also understand that the other severance pay and benefits under my Employment Agreement will commence as soon as practicable following the Effective Date but in no event later than December 31, 2015. Thereafter, the severance pay shall be paid in accordance with the Company’s standard payroll practices.

I accept and agree to the terms and conditions stated above:

______________________________________________
Mark J. Nelson

Accepted by: Farmer Bros. Co.

By:
Name:
Its: